UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026
CLEAR SECURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 10th Avenue, 9th Floor, New York, NY 10011
(Address of Principal Executive Offices) (Zip Code)
(646) 723-1404
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2026, Clear Secure, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the "Annual Meeting”). At the Annual Meeting, the holders of Common Stock (as defined below) approved, among other things, amendments to the Company’s Third Amended and Restated Certificate of Incorporation (the “Amendments”) to (i) remove certain supermajority vote requirements and (ii) clarify the officer exculpation provision, as more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 22, 2026 (the “2026 Proxy Statement”). The Amendments became effective upon the filing of the Company’s Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Securityholders.

On June 10, 2026, the Company held the Annual Meeting. In accordance with the Company’s Third Amended and Restated Certificate of Incorporation, holders of Class A common stock, $0.00001 par value per share (“Class A Common Stock”) and Class C common stock, $0.00001 par value per share (“Class C Common Stock”) have one vote per share, and holders of Class B common stock, $0.00001 par value per share (“Class B Common Stock”) and Class D common stock, $0.00001 par value per share (“Class D Common Stock,” and, collectively with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) have twenty votes per share. The proposals are described in the 2026 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.The Company’s holders of Common Stock, voting together as a single class, elected nine directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Caryn Seidman Becker	473,020,343	1,215,071	8,205,243
Michael Z. Barkin	472,933,564	1,301,850	8,205,243
Jeffery H. Boyd	472,661,532	1,573,882	8,205,243
Tomago Collins	473,109,666	1,125,748	8,205,243
Shawn Henry	473,931,211	304,203	8,205,243
Kathryn Hollister	473,425,280	810,134	8,205,243
Marne Levine	473,592,251	643,163	8,205,243
Peter Scher	473,390,097	845,317	8,205,243
Adam J. Wiener	472,466,880	1,768,534	8,205,243

2.The Company’s holders of Common Stock, voting together as a single class, ratified the appointment of the Company’s independent registered public accounting firm for the 2026 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
482,403,423	11,115	26,119	0

3.The Company’s holders of Common Stock, voting together as a single class, approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
452,365,461	21,832,937	37,016	8,205,243

4.The Company’s holders of Common Stock, voting together as a single class, approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to remove certain supermajority vote requirements. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
470,948,879	3,271,238	15,297	8,205,243

5.The Company’s holders of Common Stock, voting together as a single class, approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to clarify the officer exculpation provision. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
471,634,813	2,516,586	84,015	8,205,243

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Clear Secure, Inc., dated June 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	June 10, 2026	By:	/s/ Emma Barnett Bauman
Name: Emma Barnett Bauman
Title: Senior Vice President & Secretary